Exhibit 99.1

FOR IMMEDIATE RELEASE

Commonwealth Energy Completes Reorganization as Commerce Energy Group
Common Stock Expected to Commence Trading on the
AMEX on July 8, 2004

COSTA MESA, CA. – July 7, 2004 – Commerce Energy Group, Inc. and Commonwealth Energy Corporation, a leading U.S. electricity service provider, jointly announced that the reorganization approved by Commonwealth’s shareholders at the Special Meeting of Shareholders held on May 20, 2004 was completed on July 6, 2004. As a result, Commonwealth Energy Corporation has become a wholly-owned subsidiary of Commerce Energy Group, Inc., which has become a public holding company with its shares of common stock to be listed on the American Stock Exchange. Trading in the common shares of Commerce Energy Group, Inc. on the AMEX is expected to commence on Thursday morning, July 8, 2004, under the ticker symbol “EGR.”

In the completed reorganization, existing shares of common stock of Commonwealth Energy Corporation were automatically converted on a one-for-one basis into shares of Commerce Energy. Prior to the effective time of the reorganization, all shares of preferred stock in Commonwealth Energy Corporation were converted into shares of common stock of Commonwealth Energy.

“I thank the Commonwealth shareholders for their overwhelming support in adopting our reorganization plan. We are gratified to complete this portion of our strategic plan to prepare the company for future growth, to simplify the capital structure and to provide liquidity for our shareholders by listing the stock of the new holding company on the AMEX,” said Ian Carter, Commerce Energy’s and Commonwealth Energy’s Chairman and Chief Executive Officer.

Prior to the shareholders approving the reorganization, Mr. Joseph Saline and Mr. Joseph Ogundiji, filed a lawsuit attempting to enjoin the reorganization. Their initial request to enjoin the shareholder vote was denied by the court on May 4, 2004. Subsequent to the effective date of the reorganization, a second request for a temporary restraining order enjoining the reorganization was denied by the court on July 6, 2004. A further hearing on this matter is scheduled for August 13, 2004.

About Commerce Energy Group, Inc. and Commonwealth Energy Corporation.

Commerce Energy Group, Inc. is a provider of energy products and services to homeowners, commercial and industrial consumers, utilities, governments and energy asset owners. Operating since 1998 as Commonwealth Energy Corporation, Commerce Energy Group now operates through its subsidiaries including Commonwealth Energy Corporation, which holds FERC and state licenses for retail and wholesale energy commodities and is a retail electricity provider to homes and businesses in California, Michigan, Pennsylvania and New Jersey under the brand name “electricAmerica”; Skipping Stone, an energy consulting firm; and utiliHost, an outsourcing services and technology provider. For more information visit www.CommerceEnergy.com.

For more information, contact:

Richard L. Boughrum
Senior Vice President, Chief Financial Officer
Commerce Energy Group, Inc. and Commonwealth Energy Corp.
rboughrum@electric.com

or

Roy Reeves
Vice President of Marketing
rreeves@electric.com
Commonwealth Energy Corporation
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626
Tel: 1-800-ELECTRIC®

Forward-Looking Statements: Certain statements contained within this press release including, without limitation, statements containing the words “believe,” “anticipate,” “expect,” “estimate,” “await,” “continue,” “intend,” “plan” and similar expressions are forward-looking statements that involve risks and uncertainties. These forward-looking statements, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not limited to, the volatility of the energy market, competition, operating hazards, uninsured risks, changes in energy-related state legislation, failure of performance by suppliers and transmitters, uncertainties relating to the pending litigation regarding the completed reorganization, changes in general economic conditions, increased or unexpected competition, costs related to the proposed reorganization, and other matters disclosed in Commerce Energy’s and Commonwealth Energy’s filings with the Securities and Exchange Commission. Further, Commerce Energy or Commonwealth Energy undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.